AMHN, Inc. 8-K

Exhibit 10.08

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, made as of the 15th day of February, 2011, with an effective date of January 1, 2011, by and between BACK OFFICE CONSULTANTS, INC., a Florida corporation located at 325 Whitfield Avenue, Sarasota, Florida 34243 (hereinafter referred to as "Consultant") and AMHN, INC., a Nevada corporation located at 100 North First Street, Suite 104, Burbank, California 91502 (hereinafter referred to as the "Company").

WHEREAS, the Company desires to obtain the benefit of the services of Consultant in connection with corporate structure, accounting and financial services, public company compliance issues, and reporting requirements with the Securities and Exchange Commission, and transactions of a similarly related nature; and

WHEREAS, Consultant desires to render such services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

1.           Term of Agreement.  The Company hereby engages and retains Consultant and Consultant hereby agrees to render consulting services to the Company for a period of one year commencing as of the date of this Agreement.

2.           Services to be Rendered.  The services to be rendered by Consultant shall consist of business advice concerning opinions desired by the Company from Consultant on matters above-referenced in connection with the operation of the business of the Company. Consultant shall have the sole discretion as to the form, manner and place in which said advice shall be given, and shall at no time be under any obligation whatsoever to render a written opinion or report in connection with any advice it may give to the Company concerning any matters of the Company with regard to its business.  An oral opinion by Consultant to the Company shall be considered sufficient compliance with the requirements of this paragraph. At the Company’s request, Consultant shall also seek out, meet with and negotiate with companies and other entities to be considered for mergers with, or acquisition by, the Company. Consultant, when reasonably requested by the Company, shall devote only such time as Consultant may deem necessary to the matters of the Company, and shall not by this agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company.

3.           Consideration.  As consideration for the Consultant's services hereunder, Consultant shall receive a fee of $7,000 per month, payable in advance on the first day of each month. The Company agrees to reimburse all expenses incurred by Consultant on behalf of the Company promptly upon receipt of documentation, although Consultant agrees that all travel and entertainment expenses must be pre-approved by the Company.

4.           Consideration for Other Services.  In addition to the payments provided by paragraph three above, on all acquisitions, mergers, or other similar business combinations that the Company may consummate during the term of this Agreement, which were introduced or initiated directly or indirectly by Consultant or for which the Company requested the Consultant's assistance or participation, the Company shall pay Consultant an amount negotiated between the Company and the Consultants prior to the Consultant performing any such work.  Such payment will take into account the form of the transaction and the types of consideration being conveyed.

5.           Exclusions.  This Agreement specifically excludes financial responsibility by Consultant for any fees incurred on behalf of the Company related to legal, accounting, printing, filing, shipping, or any other ancillary costs that may be incurred to consummate transactions for the Company. The Consultant agrees to inform the Company’s management of all foreseeable fees and the Company agrees to pay the incurred fees as directed by the Consultant.

6.           Entire Agreement.  This instrument contains the entire agreement of the parties.  There are no representations or warranties other than as contained herein.  The Company shall indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities related to or arising out of, any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement.  Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

7.           Florida Law.  This Agreement shall be construed according to the laws of the State of Florida (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto, their successors and assigns.

8.           Venue.  The Consultant and the Company each agree that any legal or equitable action or proceeding with respect to this Agreement shall be brought in any Federal or State court of competent jurisdiction located in the County of Manatee, Sarasota, Florida, and by execution and delivery of this Agreement, each accepts for themselves and their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and any related appellate court with respect to this Agreement, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waive any obligation they may not or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum.  The Company and the Consultant each consent to the service of process of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered mail, postage prepaid, such service to become effective three business days after such mailing.  In any such proceeding, the prevailing party shall be entitled to an award of fees and disbursements of counsel.

9.           Waive Jury Trial.  The Company and the Consultant each hereby waive trial by jury in any judicial proceeding brought by either of them with respect to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BACK OFFICE CONSULTANTS, INC.

By:	/s/ Donald R. Mastropietro
Donald R. Mastropietro, President

AMHN, INC.

By:	/s/ Robert Cambridge
Robert Cambridge, President